Exhibit 99.1

Chenghe Acquisition III Co. Announces the Pricing of $110 Million Initial Public Offering

SINGAPORE, Sept. 15, 2025 (GLOBE NEWSWIRE) -- Chenghe Acquisition III Co. (“the Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, announced today the pricing of its initial public offering of 11,000,000 units at a price of $10.00 per unit. The units are expected to be listed for trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “CHECU” on September 16, 2025. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant, which becomes exercisable 30 days after the completion of the Company’s initial business combination, will entitle the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Company expects that its Class A ordinary shares and warrants will be listed on Nasdaq under the symbols “CHEC” and “CHECW,” respectively.

BTIG, LLC is acting as sole book-running manager for the offering.

The Company has granted the underwriter a 45-day option to purchase up to an additional 1,650,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on September 17, 2025, subject to customary closing conditions.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on September 15, 2025. The public offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attn: Syndicate Department, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chenghe Acquisition III Co.

The Company is a special purpose acquisition company incorporated under the laws of Cayman Islands for the purpose of effecting mergers, share exchanges, asset acquisitions, share purchases, reorganizations or similar business combinations with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus its search on growing companies in Asian markets or global companies with a presence or focus in Asia.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, the anticipated gross proceeds of the offering the closing of the offering, the Company’s search for an initial business combination and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the Company will ultimately complete a business combination transaction in the sector it is targeting or at all. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Registration Statement on Form S-1 and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Chenghe Acquisition III Co.
38 Beach Road #29-11
South Beach Tower
Singapore 189767
Attn: Shibin Wang
Email: shibin.wang@chenghecap.com
Tel: (65) 9851 8611